Exhibit 99.1

FOR IMMEDIATE RELEASE	For More Information Contact:
July 22, 2015	Roy D. Jones, Chief Financial Officer and Treasurer
(864) 240-5104 or rjones@palmettobank.com

The Palmetto Bank Reports Second Quarter Net Income of $2.0 Million

Net Income of $4.8 Million for the Six Months Ended June 30, 2015

Greenville, S.C. – ☐Palmetto Bancshares, Inc. (NASDAQ: PLMT) (the “Company”) reported second quarter 2015 net income of $2.0 million ($0.16 per diluted common share) compared to first quarter 2015 net income of $2.7 million ($0.21 per diluted common share). Results for the second quarter 2015 and the six months ended June 30, 2015 include pre-tax merger-related expenses of $1.4 million related to the Company’s proposed merger with United Community Banks, Inc. (“United”) as previously announced on April 22, 2015. Income before provision for income taxes and merger-related expenses was $5.0 million in the second quarter 2015 ($4.2 million in the first quarter 2015) and $9.2 million for the six months ended June 30, 2015 ($6.4 million for the six months ended June 30, 2014). The Company also declared a quarterly cash dividend of $0.08 per common share payable on August 17, 2015 to shareholders of record on August 3, 2015.

“Our financial results for the second quarter and the first half of 2015 continue to reflect the fundamental strength of our franchise as evidenced by increased loan production, strong growth in core deposits, and increased earnings before merger-related expenses,” said Samuel L. Erwin, Chairman and Chief Executive Officer. “We experienced another strong quarter of organic loan production which continued a positive trend that began in late 2014. Organic loan production for the first six months of 2015 was $175 million, which compared favorably to organic loan production of $110 million and $143 million during the first six months of 2014 and 2013, respectively. While organic loan production has been strong, we experienced higher levels of unscheduled loan payoffs in the second quarter 2015 as borrowers used improving cash flows to pay off loans, or sold the underlying properties and used the cash proceeds to pay off loans. As a result, total loans declined this quarter notwithstanding our steadily improving loan production. To fund the increasing loan production, we are very pleased that our core deposits also showed steady growth over the past three quarters and year-over-year.”

Highlights for the second quarter 2015 are summarized as follows, and the discussion of the Company’s results of operations and financial condition, including a reconciliation of non-GAAP performance measures to GAAP performance measures, is supplemented by the accompanying financial tables.

●	Net income was $2.0 million, a decrease of $692 thousand from the first quarter 2015.
o

The decrease from the prior quarter was driven primarily by higher merger-related expenses, credit-related expenses due to a writedown on a foreclosed real estate property, and the provision for unfunded commitments, offset by a negative provision for loan losses. The Company’s effective income tax rate increased to 44% during the second quarter 2015 as a result of a portion of the merger-related expenses which are not deductible for income tax purposes.

●	Net interest income increased $260 thousand from the first quarter 2015.
o

The increase in net interest income resulted from an increase in average loans outstanding of $15.7 million, higher loan fees from an elevated level of loan prepayments and one additional day in the second quarter 2015 as compared to the first quarter 2015. Net interest margin decreased 6 basis points from the first quarter 2015 to 3.66% due to a decline in yields on loans and investment securities. The overall yield on the loan portfolio continued to decline as higher-yielding loans matured and were replaced with new loan originations at lower rates in the current low interest rate and competitive banking environment.

o

The overall cost of deposits, including noninterest bearing deposits, of 0.05% during the second quarter 2015 continues to reflect the Company’s strong core deposit franchise. Core deposits, defined as total deposits less time deposits $100 thousand and over, represent 94% of total deposits at June 30, 2015.

●	The provision for loan losses was a negative $950 thousand compared to expense of $400 thousand in the first quarter 2015.
o	The provision in the second quarter 2015 reflects net recoveries of $825 thousand and an $8.0 million reduction in loans held for investment at June 30, 2015 as compared to March 31, 2015.
o	The allowance for loan losses coverage ratio was 1.55% at both June 30, 2015 and March 31, 2015.
●	Noninterest income decreased $164 thousand from the first quarter 2015.
o	Trading account income declined $139 thousand as a result of lower volatility and tighter spreads in the municipal bond market.
o

Mortgage banking income decreased $67 thousand due to an $87 thousand reduction in the market value of mortgage banking derivatives. Mortgage loan sales were $15.4 million in the second quarter 2015 compared to $13.6 million in the first quarter 2015.

●	Noninterest expense increased $2.0 million during the second quarter 2015.
o

Noninterest expense includes merger-related expenses of $1.4 million and $12 thousand in the second quarter 2015 and first quarter 2015, respectively. These expenses include investment banking and other professional fees related to the Company’s previously announced merger with United.

o

Foreclosed real estate writedowns and expenses increased $304 thousand as a result of a $183 thousand writedown related to a single real estate development and a reduction in gains on sales of foreclosed real estate.

o	The provision for unfunded commitments increased $277 thousand due to an increase in unfunded loan commitments resulting from an increase in loan origination activity during the quarter.
●

Total period-end loans held for investment declined $8.0 million reflecting an increase in loan origination activity that was more than offset by an elevated level of unscheduled commercial and commercial real estate loan payoffs.

o

Organic loans, defined as total loans held for investment less purchased loans, increased $273 thousand during the quarter, reflecting increases in home equity lines of credit, residential mortgage loans and indirect auto loans, partially offset by declines in commercial and commercial real estate loans.

●	Non-maturity deposits increased $14.1 million while time deposits decreased $4.0 million.
o

The increase in non-maturity deposits reflects the results of intentional consumer and business strategies to grow balances through new money deposits and a retention strategy to proactively reach out to clients in an effort to retain maturing time deposits. The Company remains focused on executing specific strategies to grow core deposits through increasing balances in existing accounts as well as through growth in the number of new households. These strategies include proactively retaining clients, attracting new clients, utilizing teammates with specialized deposit product knowledge, providing rewards programs for referrals and use of debit cards, and enhancing existing deposit products. Growth in deposits is expected to be used primarily to fund future loan growth.

●

Nonperforming assets decreased $453 thousand from the first quarter 2015 to $15.7 million, reflecting ongoing repayments and dispositions of problem loans and foreclosed assets. Loans 90 days past due and still accruing interest increased $2.7 million due to one past due loan that was in the process of being renewed at market terms as of June 30, 2015 and is expected to be brought current during the third quarter 2015.

o

Net recoveries on previously charged-off loans were $825 thousand during the second quarter 2015 compared to net charge-offs of $406 thousand (0.20% of average loans, annualized) during the first quarter 2015.

o	Past due loans were 0.58% of loans outstanding at June 30, 2015 compared to 0.36% of loans outstanding at March 31, 2015 and have remained below 1.00% for ten consecutive quarters.
●	The Bank met all regulatory required minimum capital ratios and continued to be categorized as “well-capitalized” at June 30, 2015.
●

The Company has scheduled a special meeting of shareholders to be held at 11:00 a.m. on August 12, 2015 to vote on the merger with United. The proxy statement for the Company and prospectus of United were distributed to Palmetto shareholders on July 13, 2015.

“We are pleased with our financial results for the second quarter and first six months of 2015, and are excited about our prospects for the future as we prepare to consummate our proposed merger with United after the special shareholder meeting in August. The proposed merger with United is a strategic combination that we believe is a financially attractive combination that accelerates our growth in Upstate South Carolina,” continued Erwin. “We are excited to partner with United to provide enhanced value to our shareholders, customers, teammates and communities. United has long prided itself on its strong commitment to the client, a model that we know well. United’s strong community bank culture, sound financial condition, earnings growth, and comprehensive business expertise make United an excellent choice for Palmetto to join.”

About The Palmetto Bank: Headquartered in Greenville, South Carolina, The Palmetto Bank is a 108-year old community bank and is the third largest banking institution headquartered in South Carolina. The Palmetto Bank has assets of $1.2 billion and serves the Upstate of South Carolina through 25 branch locations in nine counties along the economically attractive I-85 corridor, as well as 24/7/365 service through online and mobile banking, ATMs and telephone. The Bank has a unique understanding of the Upstate market and delivers local decision making with greater responsiveness. Through its Retail, Commercial and Wealth Management businesses, the Bank specializes in providing financial solutions to consumers and small to mid-size businesses with deposit and cash management products, loans (including consumer, mortgage, credit card, automobile, Small Business Administration, commercial, and corporate), lines of credit, trust, brokerage, private banking, financial planning and insurance. The Bank provides solutions that improve the client experience by providing clients the ability to bank whenever they want, wherever they want. Additional information may be found at the Bank's website at palmettobank.com or on Facebook.

# # #

Addendum to News Release – Forward-Looking Statements

Certain statements in this News Release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Factors which could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements include, but are not limited to: (1) the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations which could result in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses and the rate of delinquencies and amounts of charge-offs, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (2) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the Company, and the timing and amount of future capital raising activities by the Company, if any; (3) actions taken by banking regulatory agencies related to the banking industry in general and the Company or the Bank specifically; (4) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive merger agreement between the Company and United; (5) the outcome of any legal proceedings that may be instituted against the Company or United; and (6) the inability to complete the transactions contemplated by the definitive merger agreement with United due to the failure to satisfy each transaction’s respective conditions to completion, including the receipt of regulatory and shareholder approvals required for the consummation of the proposed transactions. The assumptions underlying the forward-looking statements could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our Company or any person that the future events, plans, or expectations contemplated by our Company will be achieved. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the U.S. Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov), including the “Risk Factors” included therein. All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect changes in circumstances or events that occur after the date the forward-looking statements are made.

Additional Information

United filed a registration statement on Form S-4, as amended, with the Securities and Exchange Commission that was declared effective by the Securities and Exchange Commission on July 10, 2015 to register the shares of United’s common stock that will be issued to the Company’s shareholders in connection with the transaction. The registration statement includes a proxy statement/prospectus and other relevant materials in connection with the proposed merger transaction involving United and the Company. The proxy statement/prospectus was mailed to the Company’s shareholders on or about July 13, 2015. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY/PROSPECTUS (AND ANY OTHER DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER TRANSACTION. Investors and security holders may obtain free copies of these documents and other documents filed with the Securities and Exchange Commission on its website at http://www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the Securities and Exchange Commission by United on its website at http://www.ucbi.com and by the Company on its website at http://www.palmettobank.com.

Participants in the Merger Solicitation

United and the Company, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in respect of the proposed merger transaction. Information regarding the directors and executive officers of United and the Company and other persons who may be deemed participants in the solicitation of the shareholders of the Company in connection with the proposed transaction is included in the proxy statement/prospectus for the Company’s special meeting of shareholders which was mailed to the Company’s shareholders on or about July 13, 2015. Information about United’s directors and executive officers can also be found in United’s definitive proxy statement in connection with its 2015 annual meeting of shareholders, as filed with the Securities and Exchange Commission on March 31, 2015, and other documents subsequently filed by United with the Securities and Exchange Commission. Information about the Company’s directors and executive officers can also be found in the Company’s definitive proxy statement in connection with its 2015 annual meeting of shareholders, as filed with the Securities and Exchange Commission on April 1, 2015, and other documents subsequently filed by the Company with the Securities and Exchange Commission. Additional information regarding the interests of such participants is included in the proxy statement/prospectus and other relevant documents regarding the proposed merger transaction filed with the Securities and Exchange Commission.

Palmetto Bancshares, Inc. and Subsidiary

Consolidated Balance Sheets

(dollars in thousands, except per share data)

(unaudited)

						June 30,
	June 30,	March 31,	December 31,	September 30,	June 30,	2015 vs. 2014
	2015	2015	2014	2014	2014	% Change

Cash and cash equivalents	$68,427	$57,488	$36,887	$43,383	$60,104	13.8%
Investment securities available for sale, at fair value	203,048	211,968	211,511	214,582	209,617	(3.1)
Trading account assets, at fair value	10,090	10,114	5,513	5,458	5,381	87.5
Mortgage loans held for sale	3,178	3,600	1,125	268	4,874	(34.8)

Loans, gross	824,008	832,029	805,059	776,947	753,049	9.4
Less: allowance for loan losses	(12,789)	(12,914)	(12,920)	(15,366)	(15,596)	(18.0)
Loans, net	811,219	819,115	792,139	761,581	737,453	10.0

Premises and equipment, net	21,662	21,858	22,006	22,233	22,630	(4.3)
Foreclosed real estate	5,291	5,756	5,949	6,595	7,335	(27.9)
Deferred tax asset, net	14,037	15,127	17,053	18,109	18,875	(25.6)
Bank-owned life insurance	12,079	12,000	11,923	11,845	11,767	2.7
Other assets	15,891	16,196	14,705	13,121	13,629	16.6
Total assets	$1,164,922	$1,173,222	$1,118,811	$1,097,175	$1,091,665	6.7%

Noninterest-bearing deposits	$213,246	$208,338	$196,219	$212,813	$199,169	7.1%
Interest-bearing deposits	763,792	758,652	732,101	723,476	729,084	4.8
Total deposits	977,038	966,990	928,320	936,289	928,253	5.3

Retail repurchase agreements	14,984	13,149	15,921	24,050	17,867	(16.1)
FHLB advances	30,000	50,000	35,000	-	10,000	200.0
Other liabilities	6,234	7,055	6,526	5,501	5,291	17.8
Total liabilities	1,028,256	1,037,194	985,767	965,840	961,411	7.0

Shareholders' equity	136,666	136,028	133,044	131,335	130,254	4.9

Total liabilities and shareholders' equity	$1,164,922	$1,173,222	$1,118,811	$1,097,175	$1,091,665	6.7%

Quarterly Average Balances
Loans(1)	$830,283	$814,489	$772,621	$753,711	$755,199	9.9%
Investment securities	207,654	210,892	212,301	210,929	207,575	0.0
Trading account assets	10,093	10,009	5,474	5,410	5,314	89.9
Total assets	1,172,920	1,141,944	1,100,296	1,090,636	1,099,617	6.7
Noninterest-bearing deposits	214,610	198,614	208,073	205,257	200,933	6.8
Interest-bearing deposits	765,464	739,354	726,829	728,880	733,452	4.4
Retail repurchase agreements	13,776	14,938	25,330	18,177	18,383	(25.1)
FHLB advances and other borrowings	36,381	48,057	2,669	2,174	13,193	175.8
Shareholders' equity	136,137	134,186	132,823	131,094	128,612	5.9

Other Data and Ratios
Past due loans	0.58%	0.36%	0.51%	0.47%	0.38%	52.6%
Nonperforming loans	$10,354	$10,362	$12,463	$14,611	$15,269	(32.2)
Nonperforming assets	15,686	16,139	18,447	21,256	22,693	(30.9)
90-days past due and still accruing interest	2,912	233	238	243	731	n/m
ALL as % of loans held for investment	1.55%	1.55%	1.60%	1.98%	2.07%	(25.1)
Net charge-offs (recoveries) (quarterly)	$(825)	$406	$646	$(270)	$647	(227.5)
Net charge-offs to average loans (annualized)	nm %	0.20%	0.33%	nm %	0.34%	(100.0)

Outstanding common shares	12,813,442	12,814,574	12,810,388	12,793,543	12,791,621	0.2
Book value per common share	$10.67	$10.62	$10.39	$10.27	$10.18	4.8
Closing market price per common share	19.77	19.00	16.70	14.14	14.39	37.4

Tier 1 risk-based capital (consolidated)(2) (3)	14.50%	14.37%	15.00%	15.41%	15.29%	(5.2)
Total risk-based capital (consolidated)(2) (3)	15.76	15.63	16.26	16.67	16.54	(4.7)
Tier 1 leverage (consolidated)(2) (3)	11.71	11.86	12.15	12.01	11.69	0.2
Common equity tier 1 (consolidated)(2) (3)	14.50	14.37	n/a	n/a	n/a	n/a

Full Time Equivalent Employees - including contractors	294.6	291.8	288.3	290.5	299.8	(1.7)

(1)	Includes Mortgage and Other loans held for sale.
(2)	June 30, 2015 ratios are estimated and may be subject to change pending the filing of the Company's FR Y-9C with the Federal Reserve; all other periods are presented as filed.
(3)

Capital ratios as of June 30, 2015 and March 31, 2015 reflect the provisions of the Basel III framework which was effective for the Company as of January 1, 2015. Capital ratios as of December 31, 2014, September 30, 2014 and June 30, 2014 reflect the ratios as determined under the existing capital framework in effect at that time.

Palmetto Bancshares, Inc. and Subsidiary

Composition of Loans Held for Investment

(dollars in thousands)

(unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,	June 30, 2015 vs. 2014
	2015	2015	2014	2014	2014	% Change

1-4 Family(1)	$220,879	$217,174	$204,439	$193,874	$177,179	24.7%
Multifamily	8,473	8,868	9,025	17,970	9,294	(8.8)
Owner-Occupied Commercial Real Estate (CRE)	146,425	150,349	154,473	151,496	149,663	(2.2)
Non-Owner Occupied CRE	213,006	222,879	218,464	228,037	210,788	1.1
Construction & Development - Land	33,104	32,612	26,901	28,352	31,560	4.9
Construction & Development - Other	24,146	15,390	21,162	20,393	39,865	(39.4)
Commercial and Industrial(2)	88,489	96,237	80,927	73,563	72,260	22.5
Indirect Auto(3)	65,046	65,655	66,277	42,251	40,502	60.6
Direct Consumer	11,313	10,266	10,707	10,820	11,347	(0.3)
Other	13,127	12,599	12,684	10,191	10,591	23.9
Total loans, gross	$824,008	$832,029	$805,059	$776,947	$753,049	9.4%

(1)	Reflects the purchase of a $12.3 million and $14.0 million performing jumbo hybrid adjustable-rate mortgage loan pool during the three months ended March 31, 2015 and September 30, 2014, respectively.

(2)	Reflects the purchase of a $5.0 million loan participation during the three months ended December 31, 2014.
(3)	Reflects the purchase of a $22.1 million performing indirect auto loan pool during the three months ended December 31, 2014.

Palmetto Bancshares, Inc. and Subsidiary

Consolidated Statements of Income

(dollars in thousands, except per share data)

(unaudited)

	For the Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	June 30, 2015 vs. 2014 % Change
Interest income
Interest earned on cash and cash equivalents	$31	$13	$22	$25	$32	(3.1)%
Dividends received on FHLB stock	33	12	11	15	25	32.0
Interest earned on trading account assets	71	78	42	47	45	57.8
Interest earned on investment securities available for sale	768	936	857	944	1,015	(24.3)
Interest and fees earned on loans	9,348	8,947	8,851	8,840	8,803	6.2
Total interest income	10,251	9,986	9,783	9,871	9,920	3.3

Interest expense
Interest expense on deposits	113	104	120	124	123	(8.1)
Interest expense on retail repurchase agreements	1	-	1	-	1	-
Interest expense on FHLB advances and other borrowings	25	30	2	2	7	257.1
Total interest expense	139	134	123	126	131	6.1

Net interest income	10,112	9,852	9,660	9,745	9,789	3.3

Provision for loan losses	(950)	400	(1,800)	(500)	-	n/m

Net interest income after provision for loan losses	11,062	9,452	11,460	10,245	9,789	13.0

Noninterest income
Service charges on deposit accounts, net	1,591	1,580	1,843	1,929	1,693	(6.0)
Fees for trust and investment management and brokerage services	152	186	140	179	177	(14.1)
Mortgage-banking	566	633	257	275	516	9.7
Debit card and automatic teller machine, net	670	581	630	603	618	8.4
Bankcard services	75	71	75	76	70	7.1
Investment securities gains, net	24	29	40	-	-	n/m
Trading account income (loss), net	(34)	105	57	98	175	(119.4)
Other	333	356	232	248	241	38.2
Total noninterest income	3,377	3,541	3,274	3,408	3,490	(3.2)

Noninterest expense
Salaries and other personnel	4,803	4,746	4,414	4,823	4,723	1.7
Occupancy and equipment	2,028	2,015	2,065	2,038	2,045	(0.8)
Professional services	582	576	730	705	635	(8.3)
FDIC deposit insurance assessment	193	176	79	351	356	(45.8)
Marketing	184	244	291	290	222	(17.1)
Merger-related expenses	1,361	12	-	-	-	n/m
Foreclosed real estate writedowns and expenses	225	(79)	136	661	717	(68.6)
Loan workout expenses	36	39	120	135	119	(69.7)
Other	1,373	1,065	1,651	1,479	1,267	8.4
Total noninterest expense	10,785	8,794	9,486	10,482	10,084	7.0

Income before provision for income taxes	3,654	4,199	5,248	3,171	3,195	14.4

Provision for income taxes	1,614	1,467	1,930	1,189	1,168	38.2

Net income	$2,040	$2,732	$3,318	$1,982	$2,027	0.6%

Earnings per Common Share and Results of Operations
Basic net income per common share	$0.16	$0.21	$0.26	$0.15	$0.16	-%
Diluted net income per common share	0.16	0.21	0.26	0.15	0.16	-
Weighted average common shares, diluted	12,888,212	12,851,076	12,814,738	12,771,634	12,744,931	1.1
Efficiency ratio	80.0%	65.7%	73.3%	79.7%	75.9%	5.3
Return on average assets	0.70	0.97	1.20	0.72	0.74	(5.6)
Return on average equity	6.01	8.26	9.91	6.00	6.32	(4.9)

Yields and Rates
Loans (1)	4.52%	4.45%	4.54%	4.65%	4.68%	(3.4)%
Investment securities available for sale	1.48	1.78	1.61	1.79	1.96	(24.5)
Trading account assets	2.82	3.16	3.04	3.45	3.40	(17.1)
Transaction deposits	0.02	0.01	0.01	0.01	0.01	100.0
Money market deposits	0.06	0.03	0.03	0.03	0.03	100.0
Savings deposits	0.01	0.01	0.01	0.01	*	n/m
Time deposits	0.18	0.19	0.22	0.22	0.23	(21.7)
Retail repurchase agreements	0.03	*	0.02	*	0.02	50.0
FHLB advances and other borrowings	0.28	0.25	0.30	0.36	0.21	33.3
Net interest margin	3.66	3.72	3.70	3.77	3.81	(3.9)

(1)	Includes Mortgage and Other loans held for sale.
*	Rounds to less than .01% for the period.

Palmetto Bancshares, Inc. and Subsidiary

Consolidated Statements of Income

(dollars in thousands, except per share data)

(unaudited)

	For the Six Months Ended June 30,		2015 vs. 2014
	2015	2014	% Change
Interest income
Interest earned on cash and cash equivalents	$44	$46	(4.3)%
Dividends received on FHLB stock	45	39	15.4
Interest on trading account assets	149	91	63.7
Interest earned on investment securities available for sale	1,704	2,019	(15.6)
Interest and fees earned on loans	18,295	17,801	2.8
Total interest income	20,237	19,996	1.2

Interest expense
Interest expense on deposits	217	250	(13.2)
Interest expense on retail repurchase agreements	1	1	-
Interest expense on FHLB advances and other borrowings	55	23	139.1
Total interest expense	273	274	(0.4)

Net interest income	19,964	19,722	1.2

Provision for loan losses	(550)	-	n/m

Net interest income after provision for loan losses	20,514	19,722	4.0

Noninterest income
Service charges on deposit accounts, net	3,171	3,255	(2.6)
Fees for trust and investment management and brokerage services	338	323	4.6
Mortgage-banking	1,199	977	22.7
Debit card and automatic teller machine, net	1,251	1,204	3.9
Bankcard services	146	137	6.6
Investment securities gains, net	53	85	(37.6)
Trading account income, net	71	346	(79.5)
Other	689	529	30.2
Total noninterest income	6,918	6,856	0.9

Noninterest expense
Salaries and other personnel	9,549	9,513	0.4
Occupancy and equipment	4,043	4,187	(3.4)
Professional services	1,158	1,448	(20.0)
FDIC deposit insurance assessment	369	712	(48.2)
Marketing	428	477	(10.3)
Merger-related expenses	1,373	-	n/m
Foreclosed real estate writedowns and expenses	146	1,030	(85.8)
Loan workout expenses	75	250	(70.0)
Other	2,438	2,556	(4.6)
Total noninterest expense	19,579	20,173	(2.9)

Income before provision for income taxes	7,853	6,405	22.6

Provision for income taxes	3,081	2,350	31.1

Net income	$4,772	$4,055	17.7%

Earnings per Common Share and Results of Operations
Basic net income per common share	$0.37	$0.32	15.6%
Diluted net income per common share	0.37	0.32	15.6
Weighted average common shares, diluted	12,870,246	12,726,495	1.1
Efficiency ratio	72.8%	75.9%	(4.0)
Return on average assets	0.83	0.75	10.8
Return on average equity	7.12	6.43	10.7

Yields and Rates
Loans (1)	4.49%	4.72%	(4.9)%
Investment securities available for sale	1.63	1.92	(15.1)
Trading account assets	2.99	3.50	(14.6)
Transaction deposits	0.02	0.01	100.0
Money market deposits	0.05	0.03	66.7
Savings deposits	0.01	0.01	-
Time deposits	0.19	0.22	(13.6)
Retail repurchase agreements	0.01	0.01	-
FHLB advances and other borrowings	0.26	0.21	23.8
Net interest margin	3.69	3.87	(4.7)

(1)	Includes Mortgage and Other loans held for sale.

Palmetto Bancshares, Inc. and Subsidiary

Non-GAAP Reconciliation Table

(dollars in thousands)

	For the Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014

Income before provision for income taxes and merger-related expenses(1)	$5,015	$4,211	$5,248	$3,171	$3,195
Less: Merger-related expenses	1,361	12	-	-	-
Income before provision for income taxes (GAAP)	$3,654	$4,199	$5,248	$3,171	$3,195

	For the Six Months Ended June 30,
	2015	2014

Income before provision for income taxes and merger-related expenses(1)	$9,226	$6,405
Less: Merger-related expenses	1,373	-
Income before provision for income taxes (GAAP)	$7,853	$6,405

(1) Income before provision for income taxes and merger-related expenses, which is derived by adding merger-related expenses to pre-tax income, is a non-GAAP financial measure which should be viewed in addition to, and not as a substitute for, the Company's reported results. Management believes this information helps investors understand the effect of merger-related expenses on reported results and provides an alternate presentation of the Company's performance.